UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 27, 2012 (April 26, 2012)

KEY ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-08038	04-2648081
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 McKinney Street, Suite 1800

Houston, Texas 77010

(Address of principal executive offices and Zip Code)

713/651-4300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On April 26, 2012, Key Energy Services, Inc., a Maryland corporation (the “Company”) announced its results for the quarter ended March 31, 2012. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference. The information contained in this Item 2.02 (including the exhibit hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 2.05 Costs Associated with Exit or Disposal Activities.

On February 17, 2012, the Company filed a Current Report on Form 8-K (the “Original 8-K”) announcing its decision to pursue the sale of its business and operations in Argentina (the “Argentine Business”). The Company also stated in the Original 8-K that it was unable to make a good faith estimate of the amount or range of amounts expected to be incurred in connection with the sale of the Argentine Business, both with respect to each major type of cost associated therewith and with respect to the total cost, or an estimate of the amount or range of amounts that will result in future cash expenditures for such transaction, and that the Company would provide applicable additional disclosures as the Company determines such estimates of amounts or range of amounts. On April 26, 2012, the Company determined that it would incur a $26.9 million after-tax non-cash impairment charge in the first quarter of 2012 to adjust the carrying value of the Argentine Business to its current estimated fair value.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release dated April 26, 2012 reporting results for the quarter ended March 31, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY ENERGY SERVICES, INC.

Date: April 27, 2012	By:	/s/ J. MARSHALL DODSON
J. Marshall Dodson
Vice President and Treasurer

Exhibit Index

Exhibit No.	Description

99.1	Press release dated April 26, 2012 reporting results for the quarter ended March 31, 2012.